UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

PURE BIOSCIENCE, INC.

(Name of Registrant as Specified In Its Charter)

Richmont Corporation

John P. Rochon

Theodore Coburn

C. James Jensen

Thomas J. Reynolds

Dr. Martin Kassir

Jeffrey P. Bash

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COALITION TO SAVE PURE FILES PROXY DOCUMENTS WITH SEC,

URGES PURE’S BOARD TO SET AN ANNUAL MEETING DATE

For Immediate Release

December 23, 2011 —

The Coalition to Save Pure, a group of stockholders and director nominees that has nominated a slate of six individuals to replace the current board of directors of Pure Bioscience, Inc. (NASDAQ: PURE), today filed its preliminary proxy statement with the Securities and Exchange Commission.

Pure owns the rights to silver dihydrogen citrate (SDC), an antibacterial, antiviral and antifungal technology.

In the filing, the Coalition outlined its reasons for seeking to replace the current board. “We believe that SDC holds substantial promise and that Pure has simply had the wrong people at the helm. They have had more than enough opportunity to prove themselves, but have saddled the Company with operating losses and inflicted substantially diminished share value upon stockholders,” the Coalition’s filing stated.

The Coalition has also called upon Pure’s Board of Directors to set a timely date for the Company’s next annual meeting:

“It’s time to give Pure’s stockholders the choice between current management and new leadership. January 19 marks one year since Pure’s last annual meeting. We urge Pure’s board to schedule the next annual meeting without delay, so that stockholders can express their will and choose who they want to lead their company.”

Additional Information

The Coalition to Save Pure consists of Jeffrey P. Bash, Theodore J. Coburn, C. James Jensen, Dr. Martin Kassir, Thomas J. Reynolds, Ph.D, John P. Rochon and Richmont Corporation, a Delaware corporation based in Plano, Texas, engaged in private investment and business management services. Richmont and each of Messrs. Bash, Coburn, Jensen, Kassir, Reynolds and Rochon (the “Participants”) are or may be deemed to be “participants” under the rules of the Securities and Exchange Commission (“SEC”) in the solicitation of proxies for the election of their slate of nominees to Pure Bioscience’s board of directors. In connection with their intended proxy solicitation, the Participants have filed a preliminary proxy statement with the SEC and intend to file a definitive proxy statement with the SEC to solicit stockholders of Pure Bioscience. The Participants advise stockholders of Pure Bioscience to read their definitive proxy statement when it becomes available, because it will contain important information. That proxy statement, when filed, and any other relevant documents, are or will be available without charge on the SEC’s website at www.sec.gov. In addition, the Participants in the solicitation will provide copies of the proxy statement and their other soliciting materials without charge upon request. Requests for copies should be directed to the Participants’ proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500 or via email at proxy@mackenziepartners.com. Information regarding the Participants, including their direct or indirect interests in the solicitation, by security holdings or otherwise, is contained in their preliminary proxy statement on Schedule 14A filed with the SEC on December 23, 2011, which is available without charge on the SEC’s website at www.sec.gov.